UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2020

SOUTHWEST AIRLINES CO.
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611
Dallas,	Texas	75235-1611
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01    Regulation FD Disclosure.
The Company is providing updated guidance regarding its financial and operational trends.

Since March 2020, the Company has experienced significant year-over-year negative impacts to passenger demand and bookings due to the COVID-19 pandemic. As previously disclosed, the Company was encouraged by improvements in May and June 2020 leisure passenger traffic trends, compared with March and April 2020; however, the improving trends in revenue and bookings stalled in early July 2020, and remained depressed for the remainder of the month, due to the rise in COVID-19 cases. In August 2020, the Company experienced a modest improvement in close-in leisure passenger demand, compared with July 2020, which continued for the remainder of the month. The close-in leisure demand trends experienced in August 2020 have continued, thus far, into September 2020. The Company has also continued to experience a modest improvement in leisure bookings, thus far, for the remainder of September and for October 2020.

The following monthly table presents selected revenue, load factor, and available seat miles (ASMs, or capacity) results for August and preliminary estimates for September and October 2020:

	August 2020	Estimated September 2020	Estimated October 2020
Operating revenue year-over-year	Down 70%	Down 65% to 70%	Down 65% to 75%
Previous estimation	Down 70% to 75%	Down 65% to 75%	(b)
Load factor	42%	45% to 50%	45% to 55%
Previous estimation	40% to 45%	40% to 50%	(b)
ASMs year-over-year	Down 27%	Down 40%	Down 40% to 45%
Previous estimation	(a)	(a)	Down 40% to 50%
(a) Remains unchanged from previously provided estimation.
(b) No previous estimation provided.

The Company continues to expect its third quarter 2020 capacity to decrease in the range of 30 to 35 percent, year-over-year. The Company is in the process of reducing its November 2020 published flight schedule, and currently estimates its November 2020 capacity to decrease in the range of 35 to 40 percent, year-over-year.

Passenger demand and booking trends remain primarily leisure-oriented and inconsistent by region. The Company remains cautious in this uncertain demand environment and continues to plan for multiple scenarios for its fleet and capacity plans. The Company will continue to monitor demand and booking trends and adjust monthly capacity, as deemed necessary, on an ongoing basis. As such, the Company’s actual flown capacity may differ materially from currently published flight schedules or current estimations. To support physical-distancing, the

Company continues to limit the number of seats sold on each flight to allow for middle seats to remain open for Customers who are not traveling together through November 30, 2020.

The Company recently announced its intention to begin service to both Miami International Airport (MIA), and Palm Springs International Airport (PSP), subject to requisite government approvals, by the end of 2020. The addition of these airports is intended to further strengthen the Company's route system in Florida and California, and the planned timing of the new service would provide access to enable additional revenue opportunities while utilizing available aircraft and Employees to provide Southwest's legendary Customer Service to these popular leisure destinations.

Based on the Company's existing fuel derivative contracts and market prices as of September 10, 2020, the Company now estimates its third quarter 2020 economic fuel costs to be in the range of $1.20 to $1.25 per gallon1, including $24 million, or $.08 per gallon, in premium expense and no cash settlements from fuel derivative contracts. This compares favorably with the Company's previous estimate of third quarter 2020 economic fuel costs in the range of $1.20 to $1.30 per gallon, which also included $24 million, or $.08 per gallon, in premium expense and no cash settlements from fuel derivative contracts. The Company continues to expect third quarter 2020 operating expenses, excluding fuel and oil expense, special items, and profitsharing expense, to decrease in the range of 10 to 20 percent, year-over-year2.

The Company's average daily core cash burn in August 2020 was approximately $19 million. The Company now estimates its average daily core cash burn to be approximately $17 million in third quarter 2020. This compares favorably with the Company's previous estimate of third quarter 2020 average daily core cash burn of approximately $20 million, primarily due to continued improvements in close-in leisure demand and booking trends.

Cash burn is a supplemental measure that most U.S. airlines began providing in 2020 to measure liquidity in light of the negative financial effects of the pandemic. Average core cash burn is calculated as Loss before income taxes, non-GAAP3, adjusted for Depreciation and amortization expense; Capital expenditures; and adjusted amortizing debt service payments; divided by the number of days in the period. The Company utilizes average daily core cash burn to monitor the performance of its core business as a proxy for its ability to achieve sustainable cash and profit break-even results. Given that the Company’s cash burn calculation is derived from Loss before income taxes, non-GAAP, the Company excludes the following items in its calculation of average core cash burn: financing transactions; Payroll Support Program proceeds; Supplier proceeds; and other changes in working capital. Cash burn methodology varies by airline, and the Company’s average daily core cash burn may differ materially by utilizing cash burn calculations that adjust for changes in working capital. Utilizing an alternative cash burn approach, which adjusts for changes in working capital, among other items, the Company's average daily core cash burn was approximately $16 million in August 2020.

Since the beginning of 2020, the Company has raised a total of approximately $18.7 billion, net, including $13.2 billion in debt issuances and sale-leaseback transactions, $2.2 billion through a common stock offering, and $3.3 billion of Payroll Support Program proceeds. As of September 15, 2020, the Company had cash and short-term investments of approximately $14.8 billion, well in excess of debt outstanding.

The Company continues to have unencumbered assets worth approximately $12 billion, including approximately $10 billion in aircraft and approximately $2 billion in non-aircraft assets such as spare engines, ground equipment, and real estate. In addition to the value from aircraft and other physical assets, the Company has significant value from its Rapid Rewards® loyalty program. The Company does not currently plan to utilize its loyalty program should it need to secure additional financing; further, the Company was successful obtaining additional liquidity in the unsecured debt market as recently as July 2020. The Company's adjusted debt4 to invested capital (leverage) is currently 55 percent, and it remains the only U.S. airline with an investment-grade rating by all three rating agencies.

The information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

1Economic fuel cost projections do not reflect the potential impact of special items because the Company cannot reliably predict or estimate the hedge accounting impact associated with the volatility of the energy markets or the impact to its financial statements in future periods. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.
2Year-over-year projections do not reflect the potential impact of fuel and oil expense, special items, and profitsharing expense in both years because the Company cannot reliably predict or estimate those items or expenses or their impact to its financial statements in future periods, especially considering the significant volatility of the fuel and oil expense line item. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.
3Average core cash burn projections do not reflect the potential impact of special items because the Company cannot reliably predict or estimate those items or expenses or their impact to its financial statements in future periods. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.
4Adjusted debt is calculated as short-term and long-term debt including the net present value of aircraft rentals related to operating leases.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company’s financial estimates and projected results of operations, including factors and assumptions underlying the Company's estimates and projections; (ii) the Company’s plans and expectations with respect to load factors and capacity, including its plans to continue limiting seats sold on each flight; (iii) the Company’s network plans and expectations, including factors and assumptions underlying the Company's expectations; (iv) the Company’s expectations with respect to fuel costs; and (v) the Company's expectations with respect to average core cash burn and liquidity, including related assumptions. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the continued impact of the COVID-19 pandemic, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions, the duration and scope of the Company’s related self-imposed restrictions to address Customer and Employee health concerns, the extent of the impact of the COVID-19 pandemic on overall demand for air travel and the Company’s related business plans and decisions, and any negative impact of the COVID-19 pandemic on the Company’s access to capital; (ii) the impact of economic conditions, extreme or severe weather and natural disasters, fears of terrorism or war, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), consumer perception, and other factors beyond the Company's control, on consumer behavior and the Company's results of operations and business decisions, plans, strategies, and results; (iii) the impact of governmental actions and governmental regulations on the Company’s plans, strategies, and operations; (iv) the impact of fuel price changes on the Company’s business plans and results of operations; (v) the Company's dependence on third parties and the impact to the Company of any third party delays or non-performance; (vi) the impact of labor matters on the Company's results of operations and business decisions, plans, and strategies; and (vii) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of the date this report is filed. The Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

September 16, 2020	By:	/s/ Tammy Romo

Tammy Romo
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)